Exhibit 10.4(b)

AMENDMENT TO THE TRADING ADVISORY AGREEMENT

This AMENDMENT dated as of the 1st day of January 2013, to the AMENDED AND RESTATED TRADING ADVISORY AGREEMENT made as of the 1st day of September, 2011, (the “Trading Advisory Agreement”) among SYDLING FUTURES MANAGEMENT LLC, a Delaware limited liability company (“SFM”), AAA ENERGY OPPORTUNITIES FUND LLC, a Delaware limited liability company (the “Company”) and AAA CAPITAL MANAGEMENT ADVISORS, LTD., a Texas limited partnership (the “Advisor” or “AAA”, all parties together, the “Parties”).  Capitalized terms not defined herein have the meaning ascribed to those terms in the Trading Advisory Agreement.

W I T N E S S E T H:

WHEREAS, effective as of January 1, 2013, the Advisor’s monthly fee for professional management services is being decreased to 1/12 of 1.5% (1.5% per year); and

WHEREAS, the Parties wish to amend that Trading Advisory Agreement to reflect these changes.

NOW, therefore, the Parties agree as follows:

1.  Section 3(a), clause (i) shall be deleted and replaced by the following:

“pay the Advisor a monthly fee for professional management services equal to 1/12th of 1.5% (1.5% per year) of the month-end Net Assets of the Company allocated to the Advisor (computed monthly by multiplying the Company’s Net Assets allocated to the Advisor as of the last business day of each month by 1.5% and dividing the result thereof by 12); and”

2.  In all other respects the Trading Advisory Agreement remains unchanged and of full force and effect

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first above written.

SYDLING FUTURES MANAGEMENT LLC

By	/s/ Jerry Pascucci
Name: Jerry Pascucci
Title: President and Director

AAA ENERGY OPPORTUNITIES FUND LLC

By:	Sydling Futures Management LLC
(Trading Manager)

By	/s/ Jerry Pascucci
Name: Jerry Pascucci
Title: President and Director

AAA CAPITAL MANAGEMENT ADVISORS, LTD.

By	/s/ A. Anthony Annunziato
A. Anthony Annunziato
President